Exhibit 5.1

March 22, 2018

Resonant Inc.
110 Castilian Drive
Suite 100
Goleta, CA 93117

Re:      Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Resonant Inc., a Delaware corporation (the “Company”) in connection with (i) the Registration Statement on Form S-3 (File No. 333-211374) (the “Registration Statement”), filed by the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of the Company’s common stock, $0.001 par value (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $35,000,000, as set forth in the Registration Statement and the prospectus contained therein; and (ii) the prospectus supplement, dated March 22, 2018 (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of up to 6,571,428 shares (the “Shares”) of Common Stock, which includes up to 857,142 Shares subject to an underwriters’ over-allotment option.

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of March 22, 2018, between the Company and the underwriters named therein.  The Underwriting Agreement will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated March 21, 2018.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

15260 Ventura Boulevard, 20th Floor * Sherman Oaks, California 91403 office > 818.444.4500 * fax > 818.444.4520	1453 3rd Street Promenade, Suite 300 * Santa Monica, California 90401 office > 310.746.9800 * fax > 310.395.5292

Resonant Inc. March 22, 2018 Page 2

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Stubbs Alderton & Markiles, LLP

Stubbs Alderton & Markiles, LLP